                                                                   EXHIBIT 99.13

                                  AMENDMENT TO
                          AMENDED AND RESTATED SECURED
                        SENIOR SUBORDINATED NOTE DUE 2004


     THIS AMENDMENT TO AMENDED AND RESTATED SECURED SENIOR SUBORDINATED NOTE DUE 2004 is effective as of the 4th day of April, 2003 (this "Amendment"), by and between OVERHILL FARMS, INC., a Nevada corporation (the "Borrower" or the "Company"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser" or, including the Purchaser and its assigns, the "Holder").

                                 R E C I T A L S

     A. The Company, Overhill Ventures, as a Guarantor, and the Purchaser are parties to that certain Amended and Restated Securities Purchase Agreement dated as of October 29, 2002 (the "Amended and Restated Securities Purchase Agreement"), pursuant to which, among other things, on and as of the Effective Date, (i) the parties amended and restated the Original Securities Purchase Agreement, the Original Note, the Original Warrant and certain other Original Investment Documents and (ii) the Purchaser consented to the Spin-Off Related Matters, all on the terms and subject to the conditions set forth in the Amended and Restated Securities Purchase Agreement and the Investment Documents.

     B. In connection with the Spin-Off, the Company and the Purchaser amended and restated the Original Note as provided in that certain Amended and Restated Secured Senior Subordinated Note Due 2004 dated November 24, 1999, as amended and restated as of October 29, 2002 (the "Amended and Restated Note").

     C. The Company, Overhill Ventures, as a Guarantor, and the Purchaser have entered into a First Amendment to Securities Purchase Agreement dated as of April 4, 2003 (the "First Amendment"), pursuant to which, among other things, on and as of the date hereof, the Purchaser is waiving the Specified Events of Default, the Company is issuing and selling to the Purchaser, and the Purchaser is purchasing from the Company, the Bridge Note and the parties are amending the Amended and Restated Securities Purchase Agreement (the Amended and Restated Securities Purchase Agreement, as amended by the First Amendment, is referred to herein as the "Securities Purchase Agreement") and certain other Investment Documents, all on the terms and subject to the conditions set forth in the First Amendment. Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement or the Amended and Restated Note, as the case may be.

     D. In connection with the closing of the transactions contemplated by the First Amendment, the parties wish to amend the Amended and Restated Note as provided for herein.

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                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Amended and Restated Note as follows:

     1. Amendment of Section 2 (Payment of Interest; Default Rate). Section 2 of the Amended and Restated Note is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "2.  Payment of Interest; Default Rate.

               So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall pay interest in cash on the unpaid principal balance of this Note at a rate per annum (the "Base Rate") equal to fifteen percent (15.0%). Interest shall be payable monthly in arrears on the last Business Day of each calendar month (or portion thereof) (each an "Interest Payment Date"). Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, including the first and the last day.

               If any Default or Event of Default shall have occurred and be continuing, then, in addition to the rights, powers and remedies available to the Holder under the Securities Purchase Agreement, this Note, the other Investment Documents and Applicable Law, the Borrower shall pay interest on the unpaid principal balance of, premium, if any, and accrued and unpaid interest on, and other amounts owing under, this Note at a rate per annum (the "Default Rate") equal to seventeen percent (17.0%) for the first sixty (60) days during which such Default or Event of Default shall remain uncured or unwaived and, thereafter, such rate shall increase by one percent (1.0%) per annum over the rate applicable to the thirty (30) days prior thereto for each additional thirty (30) days that such Default or Event of Default remains uncured or unwaived; provided, however, that the Default Rate shall not exceed twenty percent (20.0%). The Default Rate shall begin to accrue on the date on which such Default or Event of Default shall be deemed to have occurred (determined as provided in the last paragraph of Section 11.1 of the Securities Purchase Agreement) and shall continue until such Default or Event of Default shall have been cured or waived."

     2. Full Force and Effect. This Amendment amends the Amended and Restated Note effective on and as of the First Amendment Effective Date, and the Amended and Restated Note, as amended by this Amendment, shall remain in full force and effect and is hereby ratified and affirmed by the Company in all respects. The execution, delivery and performance of this Amendment shall not operate as a waiver or limitation of or, except as expressly set forth herein, as an amendment to any right, power or remedy of the Purchaser under the Amended and Restated Note or any other Investment Document.

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     3.   Confirmation of Security. The Company hereby confirms that the security interests and liens granted by the Company under the Collateral Documents continue to constitute legal, valid, enforceable and perfected security interests in the Collateral, prior in right to all other Liens (other than the Liens in favor of the Senior Lender) and secure the due and punctual payment, performance and observance of all Secured Obligations (as defined in the Security Agreement (Company)), including, without limitation, the obligations of the Company under the Amended and Restated Note as amended hereby.

     4. Entire Agreement; Successors and Assigns. This Amendment, together with the Amended and Restated Note, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the Company, the Holder and their respective successors and permitted assigns.

     5. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES REGARDING CHOICE OF LAW OR CONFLICTS OF LAWS.

     6. Representations. The Company represents and warrants to the Purchaser that this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     7. Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS AMENDMENT, THE AMENDED AND RESTATED NOTE OR ANY OTHER INVESTMENT DOCUMENTS, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AMENDMENT, THE AMENDED AND RESTATED NOTE OR ANY OTHER INVESTMENT DOCUMENTS, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS AMENDMENT, THE AMENDED AND RESTATED NOTE OR ANY OTHER INVESTMENT DOCUMENTS, INCLUDING

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ANY PRESENT OR FUTURE AMENDMENT THEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR
OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND THE COMPANY AND THE HOLDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER THE COMPANY OR THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER TO THE WAIVER OF ANY RIGHT IT OR THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the Borrower has caused this Amendment to be executed and delivered by its duly authorized representatives as of the date first written above.

                           BORROWER OR COMPANY

                           OVERHILL FARMS, INC., a Nevada corporation


                           By: /s/ James Rudis
                               -------------------------------
                               James Rudis
                               President and Chief Executive Officer

                           By: /s/ John Steinbrun
                               -------------------------------
                               John Steinbrun
                               Senior Vice President and Chief Financial Officer



AGREED TO AND ACCEPTED:

LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By: LLCP California Equity Partners II, L.P., a
    California limited partnership, its General
    Partner

    By: Levine Leichtman Capital Partners, Inc.,
        a California corporation, its General Partner

        By: /s/ Steven E. Hartman
            -------------------------------------
            Steven E. Hartman
            Vice President

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                     ACKNOWLEDGMENT AND CONSENT OF GUARANTOR

     The undersigned Guarantor hereby acknowledges that it has read the foregoing Amendment to Secured Senior Subordinated Note Due 2004 and consents to the terms thereof. The undersigned further acknowledges and agrees that the Amended and Restated Note, as amended by the foregoing Amendment, constitutes a Guarantied Obligation and reaffirms its obligations under the Securities Purchase Agreement (including, without limitation, the Guaranty) and the other Investment Documents to which it is a party, all of which remains in full force and effect.

                                GUARANTOR

                                OVERHILL L.C. VENTURES, INC., a California corporation



                                By: /s/ James Rudis
                                    -----------------------------------
                                        James Rudis
                                        President and Chief Executive Officer

                                By: /s/ Richard A. Horvath
                                    -----------------------------------
                                        Richard A. Horvath
                                        Chief Financial Officer